
                                                                     EXHIBIT 2.6





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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                    among:


                              DNA Sciences, Inc.,
                            a Delaware corporation;


                            PIPO Acquisition Corp.,
                            a Delaware corporation;


                                      and


                                  PPGx, Inc.,
                            a Delaware corporation;


                       _________________________________

                         Dated as of December 17, 2000
                       _________________________________


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                               Table Of Contents
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SECTION 1. Description of Transaction.................................................   1

    1.1   Merger of Merger Sub into the Company.......................................   1

    1.2   Effect of the Merger........................................................   1

    1.3   Closing; Effective Time.....................................................   1

    1.4   Certificate of Incorporation and Bylaws; Directors and Officers.............   2

    1.5   Conversion of Shares........................................................   2

    1.6   Stock Options...............................................................   6

    1.7   Closing of the Company's Transfer Books.....................................   7

    1.8   Exchange of Certificates; Escrow Shares.....................................   7

    1.9   Appraisal Rights............................................................   9

   1.10   Tax Consequences............................................................  10

   1.11   Accounting Treatment........................................................  10

   1.12   Further Action..............................................................  10

SECTION 2. Representations and Warranties of the Company..............................  10

    2.1   Due Organization; Subsidiaries; Etc.........................................  10

    2.2   Certificate of Incorporation and Bylaws; Records............................  11

    2.3   Capitalization, Etc.........................................................  11

    2.4   Financial Statements........................................................  13

    2.5   Absence of Changes..........................................................  13

    2.6   Title to Assets.............................................................  15

    2.7   Bank Accounts; Receivables..................................................  15

    2.8   Equipment; Leasehold........................................................  16

    2.9   Proprietary Assets..........................................................  16

   2.10   Contracts...................................................................  19

   2.11   Liabilities.................................................................  22

   2.12   Compliance with Legal Requirements..........................................  22

   2.13   Governmental Authorizations and Facility Certifications.....................  22

   2.14   Tax Matters.................................................................  23

   2.15   Employee and Labor Matters; Benefit Plans...................................  25

   2.16   Environmental Matters.......................................................  27
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  2.17  Insurance.........................................................  28

  2.18  Related Party Transactions........................................  28

  2.19  Legal Proceedings; Orders.........................................  28

  2.20  Authority; Binding Nature of Agreement............................  29

  2.21  Non-Contravention; Consents.......................................  29

  2.22  Inapplicability of Section 2115 of California Corporations Code...  30

  2.23  Vote Required.....................................................  30

  2.24  Brokers or Finders................................................  30

  2.25  Full Disclosure...................................................  30

SECTION 3. Representations and Warranties of Parent and Merger Sub........  31

  3.1   Organization and Standing; Articles and Bylaws....................  31

  3.2   Capitalization....................................................  31

  3.3   Financial Statements..............................................  32

  3.4   Actions...........................................................  32

  3.5   Title to Properties and Assets; Liens, etc........................  32

  3.6   Patents, Trademarks, etc..........................................  33

  3.7   Proprietary Information and Inventions Agreements.................  33

  3.8   Material Contracts and Commitments................................  33

  3.9   Compliance with Other Instruments.................................  33

  3.10  Validity of Parent Capital Stock..................................  34

  3.11  Governmental Authorizations.......................................  34

  3.12  Tax Returns and Payments..........................................  34

  3.13  Tax Elections.....................................................  34

  3.14  Employees.........................................................  35

  3.15  Employee Benefit Plans............................................  35

  3.16  Environmental Matters.............................................  35

  3.17  Insurance.........................................................  35

  3.18  No Conflict of Interest...........................................  35

  3.19  Litigation, etc...................................................  36

  3.20  Authority; Binding Nature of Agreement............................  36
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    3.21  Non-Contravention; Consents................................................................... 36

    3.22  Financial Condition........................................................................... 36

    3.24  U.S. Real Property Holding Corporation........................................................ 37

    3.25  Investment Company Act........................................................................ 37

    3.26  No Brokers or Finders......................................................................... 37

    3.27  Full Disclosure............................................................................... 37

SECTION 4. Certain Covenants of the Parties............................................................. 37

     4.1  Access and Investigation...................................................................... 37

     4.2  Operation of the Company's Business........................................................... 37

     4.3  Notification; Updates to Company Disclosure Schedule.......................................... 40

     4.4  Notification; Updates to Parent Disclosure Schedule........................................... 41

     4.5  Operation of Parent's Business.  During the Pre-Closing Period:............................... 41

     4.6  No Negotiation................................................................................ 42

SECTION 5. Additional Covenants of the Parties.......................................................... 43

     5.1  Filings and Consents.......................................................................... 43

     5.2  Company Stockholders' Meeting................................................................. 43

     5.3  Public Announcements.......................................................................... 44

     5.4  Reasonable Efforts............................................................................ 44

     5.5  Tax Matters................................................................................... 44

     5.6  Noncompetition Agreements..................................................................... 44

     5.7  Employment Agreements......................................................................... 44

     5.8  Releases...................................................................................... 45

     5.9  Underwriter Lockup Agreements................................................................. 45

    5.10  Amendment/Clarification of Existing Agreements; Payoff of Company Line of Credit.............. 45

    5.11  Termination of Certain Agreements............................................................. 45

    5.12  FIRPTA Matters................................................................................ 45

    5.13  Employee and Related Matters.................................................................. 46

SECTION 6. Conditions Precedent to Obligations of Parent and Merger Sub................................. 46

    6.1   Accuracy of Representations................................................................... 46
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     6.2      Performance of Covenants............................................................   47

     6.3      Stockholder Approval................................................................   47

     6.4      Consents............................................................................   47

     6.5      Agreements and Documents............................................................   47

     6.6      Absence of Material Adverse Effect..................................................   48

     6.7      HSR Act.............................................................................   48

     6.8      FIRPTA Compliance...................................................................   48

     6.9      No Restraints.......................................................................   48

     6.10     No Legal Proceedings................................................................   48

     6.11     Employees...........................................................................   48

     6.12     Termination of Certain Agreements...................................................   49

     6.13     Closing of Series C Investment......................................................   49

     6.15     Company Amended and Restated Certificate............................................   49

SECTION 7. Conditions Precedent to Obligations of the Company.....................................   49

     7.1      Accuracy of Representations.........................................................   49

     7.2      Performance of Covenants............................................................   49

     7.3      Documents...........................................................................   49

     7.4      No Restraints.......................................................................   50

     7.5      Absence of Material Adverse Effect..................................................   50

     7.6      HSR Act.............................................................................   50

     7.7      Amended and Restated Certificate....................................................   50

     7.8      Director Appointment................................................................   50

     7.9      Company Amended and Restated Certificate............................................   50

     7.10     Closing of Series C Investment......................................................   50

SECTION 8. Termination............................................................................   50

     8.1      Termination Events..................................................................   50

     8.2      Termination Procedures..............................................................   51

     8.3      Effect of Termination...............................................................   51

SECTION 9. Indemnification, Etc...................................................................   51

     9.1      Survival of Representations, Etc....................................................   51

     9.2      Indemnification.....................................................................   52
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     9.3       Deductible...................................................................  53

     9.4       Exclusive Remedy for Monetary Damages........................................  54

     9.5       No Contribution..............................................................  54

     9.6       Interest.....................................................................  54

     9.7       Defense of Third Party Claims................................................  54

     9.8       Exercise of Remedies by Parent Indemnitees Other Than Parent.................  55

SECTION 10. Miscellaneous Provisions........................................................  55

    10.1       Stockholders' Agents.........................................................  55

    10.2       Further Assurances...........................................................  55

    10.3       Fees and Expenses............................................................  55

    10.4       Attorneys' Fees..............................................................  56

    10.5       Notices......................................................................  56

    10.6       Confidentiality..............................................................  57

    10.7       Time of the Essence..........................................................  57

    10.8       Headings.....................................................................  57

    10.9       Counterparts.................................................................  57

    10.10      Governing Law................................................................  57

    10.11      Successors and Assigns.......................................................  57

    10.12      Remedies Cumulative; Specific Performance....................................  58

    10.13      Waiver.......................................................................  58

    10.14      Amendments...................................................................  58

    10.15      Severability.................................................................  58

    10.16      Parties in Interest..........................................................  58

    10.17      Entire Agreement.............................................................  58

    10.18      Construction.................................................................  59

                                      v.

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of December 17, 2000, by and among: DNA SCIENCES, INC., a Delaware corporation ("Parent"), PIPO ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and PPGX, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                   Recitals

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

     D. Contemporaneously with the execution and delivery of this Agreement, each of Axys Pharmaceuticals, Inc. ("Axys") and Pharmaceutical Product Development, Inc. ("PPD," and collectively with Axys, the "Major Stockholders") is executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of Exhibit B.


                                   Agreement

     The parties to this Agreement agree as follows:

SECTION 1. Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

     1.3 Closing; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 3000 El Camino Real, Five Palo Alto Square, Palo Alto, California 94306 at 10:00 a.m. on a date to be mutually agreed upon by Parent and the Company no later than three days after the satisfaction

                                      1.

(or, to the extent permitted, the waiver) of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

          (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

          (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

     1.5  Conversion of Shares.

          (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

               (i) each share of common stock of the Company (par value $0.001 per share) ("Company Common Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock") equal to the Remainder Exchange Ratio;

               (ii) each share of Series A preferred stock of the Company (par value $0.001 per share) ("Company Series A Preferred Stock") outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share of the Series D preferred stock (par value $0.001 per share) of Parent ("Parent Series D Preferred Stock," and together with Parent Common Stock, "Parent Capital Stock") equal to the Series A Exchange Ratio; and

               (iii) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (b)  For purposes of this Agreement:

               (i) The "Series A Exchange Ratio" shall be equal to (A) the Liquidation Portion Exchange Ratio plus (B) the Remainder Exchange Ratio, rounded to five decimal places.

                                      2.

               (ii) The "Liquidation Consideration" shall be equal to (A) the Debt Repayment divided by (B) a fraction, the numerator of which is $47,000,000, and the denominator of which is the Merger Consideration, rounded to five decimal places.

               (iii) The "Liquidation Portion Exchange Ratio" is equal to (A) the Liquidation Consideration divided by (B) 10,000,000, rounded to five decimal places.

               (iv) The "Remainder Exchange Ratio" shall be equal to (A) the Merger Consideration minus the Liquidation Consideration divided by (B) the Aggregate Company Common Number, rounded to five decimal places.

               (v) The "Debt Repayment" shall mean (A) the actual outstanding indebtedness due and payable to the Bank (as defined in Section 4.2(k)) that is actually repaid by the Company on or prior to the Closing Date in accordance with Section 5.10(c) and (B) the value of the indebtedness due and payable to the Major Stockholders under the Loan Agreement (as defined in Section 4.2(n)) that is actually contributed to capital of the Company by the Major Stockholders on or prior to the Closing Date in accordance with Section 5.10(c).

               (vi)   "Merger Consideration" shall be equal to (A) 0.1175 times
     (B) the Aggregate Parent Common Number.

               (vii)  The "Aggregate Parent Common Number" shall mean the sum of
     (1) the total number of shares of Parent Common Stock that are issued and outstanding on the date hereof; (2) the total number of shares of Parent Common Stock that are issuable upon the conversion of any shares of Parent Preferred Stock issued and outstanding on the date hereof; (3) the total number of shares of Parent Common Stock that are issuable upon the conversion of any shares of Parent Series C Preferred Stock issued to PPD in connection with the closing of the Series C Investment (as defined in Section 6.14) and issued or to be issued to Alliance Capital Partners; (4) the total number of shares of Parent Common Stock that are issuable upon the exercise in full of all warrants to acquire shares of Parent Common Stock that are outstanding on the date hereof; (5) the total number of shares of Parent Common Stock that are issuable upon conversion of any shares of Parent Preferred Stock that are issuable upon the exercise in full of all warrants to acquire shares of Parent Preferred Stock that are outstanding on the date hereof; (6) the total number of shares of Down Round Stock that are issued and outstanding immediately prior to the Effective Time or pursuant to a contractual agreement under which Parent is bound, as of the Effective Time, to issue Down Round Stock subsequent to the Effective Time; and (7) the total number of shares of capital stock of Parent that are issuable upon the conversion or exercise in full of all convertible securities or options (whether vested or unvested), warrants or other rights to acquire capital stock of Parent that are outstanding on the Initial Series C Closing Date other than convertible securities or warrants referred to in clauses "(2)," "(3)," "(4)," "(5)" or "(6)" of this sentence; provided, however, that notwithstanding anything to the contrary contained in this paragraph, no shares, warrants, options or rights shall be counted more than one time in calculating the "Aggregate Parent Common Number."

                                      3.

               (viii) The "Aggregate Company Common Number" shall mean the sum of (1) the total number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time; (2) the total number of shares of Company Common Stock that are issuable upon the conversion of any shares of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time; and (3) the total number of shares of Company Capital Stock that are issuable upon the conversion or exercise in full of all convertible securities or options, warrants or other rights to acquire capital stock of the Company that are outstanding immediately prior to the Effective Time other than convertible securities or warrants referred to in clause "(2)" of this sentence; provided, however, that notwithstanding anything to the contrary contained in this paragraph, no shares, warrants, options or rights shall be counted more than one time in calculating the "Aggregate Company Common Number."

               (ix) "Down Round Stock" shall mean all shares of Parent Common Stock issued or deemed to be issued by Parent pursuant to this Section 1.5(b)(v) in a Subsequent Equity Financing (as defined in Section 1.5(b)(ix)) after the date hereof for an Effective Price less than $14.27 other than (A) shares of Parent Common Stock issued upon conversion of Parent Preferred Stock; (B) shares of Parent Common Stock issued pursuant to the bona fide acquisition of (i) another entity by Parent by merger, purchase of substantially all of the assets of such entity, or other reorganization, or (ii) technology, software, patents or other intellectual property by license or purchase; (C) up to 4,500,000 shares of Parent Common Stock (or related options) issued to employees, officers, directors, consultants, or other persons performing services for Parent (including, but not by way of limitation, distributors and sales representatives) pursuant to any stock offering, plan, or arrangement approved by Parent's board of directors; (D) shares of capital stock issued to financial institutions in connection with the extension of credit to Parent or in connection with the lease of equipment, up to a maximum of one percent (1%) of Parent Common Stock issued and outstanding immediately prior to the date of this Agreement, and in both cases for other than equity financing purposes as approved by Parent's board of directors; or (E) shares of capital stock issued in connection with any stock split, stock dividend or recapitalization by Parent. In the event Parent at any time or from time to time after the date of this Agreement issues any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time and without regard to any provisions contained therein for a subsequent adjustment of such number) of Parent Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Down Round Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that with respect to a series of preferred stock of Parent, Down Round Stock shall not be deemed to have been issued unless the consideration per share of such Down Round Stock would be less than the conversion price of such series in effect on the date of and immediately prior

                                      4.

     to such issue, or such record date, as the case may be, and provided further that in any such case in which shares of Down Round Stock are deemed to be issued:

          (1) no further adjustment in the Aggregate Parent Common Number shall be made upon the subsequent issue of Convertible Securities or shares of Parent Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

          (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to Parent, or in the number of shares of Parent Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exchange Ratio shall be computed so as to reflect any such increase or decrease that has occurred on or prior to the Effective Time insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

          (3) in the event of the expiration or termination of any such Options or any rights of conversion or exchange under such Convertible Securities on or prior to the Effective Time, the Exchange Ratio shall be computed as if:

                    a. in the case of Convertible Securities or Options for Parent Common Stock, the only shares of Down Round Stock issued were shares of Parent Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by Parent for the issue of all such Options, whether or not exercised, plus the consideration actually received by Parent upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by Parent upon such conversion or exchange, and

                    b. in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by Parent for the shares of Down Round Stock deemed to have been then issued was the consideration actually received by Parent for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by Parent upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                    (x) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Parent Common Stock) or other securities convertible into or exchangeable for Parent Common Stock.

                    (xi) The "Effective Price" of a share of Down Round Stock shall mean the quotient obtained by dividing the total number of shares of Down Round Stock issued or sold, or deemed to have been issued or sold by Parent under Section 1.5(b)(v), into the

                                      5.

         dollar value of the aggregate consideration received, or deemed to have been received by Parent, for such shares of Down Round Stock.

                    (xii) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Parent Common Stock or Convertible Securities.

                    (xiii) A "Subsequent Equity Financing" shall mean the sale by Parent, prior to the Effective Time, of Down Round Stock.

               (c) If any shares of Company Capital Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Capital Stock issued in exchange for such shares of Company Capital Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Capital Stock may accordingly be marked with appropriate legends.

               (d) Fifteen percent (15%) of the shares of Parent Capital Stock otherwise issuable in the Merger to the Major Stockholders (without taking into account any deductions in respect of payment for Excess Transaction Expenses) shall be delivered into escrow and held as specified in Section 1.8. In addition, to the extent a Major Stockholder has not paid such Major Stockholder's pro rata portion of the Excess Transaction Expenses, an additional number of shares of Parent Series D Preferred Stock equal to the quotient obtained by dividing (1) such Major Stockholder's pro rata portion of such Excess Transaction Expenses by (2) $14.27 (rounded down to the nearest whole number of shares) shall be deducted from the number of shares of Parent Series D Preferred Stock otherwise issuable to such Major Stockholder.

               (e) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or Parent Capital Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

          1.6 Stock Options. At the Effective Time, each option to purchase shares of Company Capital Stock that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1999 Equity Incentive Plan (the "Stock Plan") and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of

                                      6.

Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged and shall continue to have, and be subject to, the same terms and conditions as set forth in the Stock Plan and/or stock option agreement by which such Company Option is evidenced immediately prior to the Effective Time; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 1.6. Notwithstanding anything to the contrary contained in this Section 1.6, in lieu of assuming outstanding Company Options in accordance with this Section 1.6 Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor.

          1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Capital Stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

          1.8  Exchange of Certificates; Escrow Shares.

               (a) At or prior to the Effective Time, Parent shall reserve for exchange in accordance with this Section 1, (i) the aggregate number of shares of Parent Capital Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Capital Stock and (ii) cash for fractional shares in the amount described in Section 1.8(c). At the Closing, each Company stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Parent Capital Stock pursuant to Section 1.5 (a "Merger Stockholder") shall surrender to Parent all certificates representing shares of Company Capital Stock (properly endorsed for transfer). At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Merger Stockholder that is not a Major Stockholder certificates representing one hundred percent (100%) of the number of whole shares of Parent Common Stock and/or Parent Series D Preferred Stock, as the case may be, that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5
(ii) deliver to each Major Stockholder certificates

                                      7.

representing eighty-five percent (85%) of the number of whole shares of Parent Common Stock and/or Parent Series D Preferred Stock, as the case may be, that such Merger Stockholder has the right to receive pursuant to the provisions of
Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement"), on behalf and in the name of each Major Stockholder, certificates representing fifteen percent (15%) of the number of whole shares of Parent Common Stock and/or Parent Series D Preferred Stock, as the case may be, that such Major Stockholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Capital Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Capital Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock or Parent Series D Preferred Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 or delivers the affidavit and indemnity agreement referred to in Section 1.8(a) (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

          (c) No fractional shares of Parent Capital Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Capital Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) and/or a fraction of a share of Parent Series D Preferred Stock (after aggregating all fractional shares of Parent Series D Preferred Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) or affidavit and indemnity agreement referred to in
Section 1.8(a), as the case may be, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by (i) $2.05, with respect to a fraction of a share of Parent Common Stock, and (b) $14.27, with respect to a fraction of a share of Parent Series D Preferred Stock.

          (d) The shares of Parent Capital Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD
          OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR
          HYPOTHECATED UNLESS

                            8.

          REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION
          FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS
          AVAILABLE."

          (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Capital Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Capital Stock for any shares of Parent Capital Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

          (g) The Escrow Shares shall be maintained in an escrow fund (the "Escrow Fund") for purposes of satisfying claims brought pursuant to Section 9 and for the period of time set forth in the Escrow Agreement.

     1.9  Appraisal Rights.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Capital Stock for which, as of the Effective Time, the holder thereof has demanded an appraisal of their value in accordance with Section 262 of the Delaware General Corporation Law ("Dissenting Shares") shall not be converted into or represent the right to receive Parent Capital Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the Delaware General Corporation Law; provided, however, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware General Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Capital Stock in accordance with Section 1.5.

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company at or prior to any meeting of the Company's stockholders pursuant to Section 5.2 hereof to require the Company to purchase Dissenting Shares pursuant to Section 262 of the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

                                      9.

          1.10 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

          1.11 Accounting Treatment. For accounting purposes, the Merger is intended to be treated as a "purchase."

          1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. Representations and Warranties of the Company

               Except as set forth in the Company Disclosure Schedule, which shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 2, the Company represents and warrants, to and for the benefit of the Parent Indemnitees, as follows:

     2.1 Due Organization; Subsidiaries; Etc.

               (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 2.1(a)(ii) of the Company Disclosure Schedule. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "Acquired Corporations.") Except as set forth in Part 2.1(a)(iii) of the Company Disclosure Schedule, none of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Except as set forth in Part 2.1(a)(iv) of the Company Disclosure Schedule, none of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

               (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

               (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on such Acquired Corporation. Part 2.1(c) of the

                                      10.

Company Disclosure Schedule accurately sets forth for each of the respective Acquired Corporations each jurisdiction where such qualification is required.

               (d) Except as set forth in Part 2.1(d) of the Company Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "PPGx, Inc."

               (e) Part 2.1(e) of the Company Disclosure Schedule accurately sets forth for each of the respective Acquired Corporations: (i) the names of the members of the board of directors, (ii) the names of the members of each committee of the board of directors, and (iii) the names and titles of each of the officers.

          2.2 Certificate of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) the certificate of incorporation, bylaws and other charter or similar organizational documents of the respective Acquired Corporations, including all amendments thereto; (2) stock records of each of the Acquired Corporations; and (3) except as set forth in Part 2.2 of the Company Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders, the board of directors and all committees of the board of directors of each of the Acquired Corporations. The stockholders and board of directors of the Company have ratified, confirmed and approved all prior lawful action taken on behalf of the Company by the Company's board of directors (in the case of ratification, confirmation and approval by the Company's stockholders) and the Company's officers (in the case of ratification, confirmation and approval by the Company's board of directors). There has not been any violation of any of the provisions of the certificate of incorporation, bylaws or other charter or similar organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, board of directors or any committee of its board of directors. The books of account, stock records, minute books and other records of each of the Acquired Corporations are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

          2.3  Capitalization, Etc.

               (a) As of the date of this Agreement, the authorized capital stock of the Company consists of: (i) 15,000,000 shares of Company Common Stock, of which 29,000 shares have been issued and are outstanding; and (ii) 10,000,000 shares of preferred stock (par value $0.001 per share), all of which have been designated "Series A Preferred Stock," of which 10,000,000 shares have been issued and are outstanding as of the date of this Agreement. Each outstanding share of preferred stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock and Company Series A Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. As of the date of this Agreement, there are no shares of Company Capital Stock held by any of the other Acquired Corporations. Part 2.3(a) of the Company Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject. Except as set forth in Part 2.3(a) of the
                                      11.

Company Disclosure Schedule, there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Capital Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Capital Stock.

     (b) The Company has reserved 1,775,000 shares of Company Common Stock for issuance under the Stock Plan, of which options to purchase 1,405,900 shares are outstanding as of the date of this Agreement. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code.

     (c) Except as set forth in Part 2.3(b) or Part 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Acquired Corporations.

     (d) All outstanding shares of Company Common Stock and Company Series A Preferred Stock, all outstanding Company Options and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

     (e) Except as set forth in Part 2.3(e) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Delaware General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     (f) Except as set forth in Part 2.3(f) of the Company Disclosure Schedule, all of the outstanding shares of capital stock or other ownership interests of the Entities identified in Part 2.1(a) of the Company Disclosure Schedule that have been issued to the Company have

                                      12.

been duly authorized and are validly issued, are fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     2.4  Financial Statements.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Acquired Corporation Financial Statements"):

               (i) The audited consolidated balance sheets of the Acquired Corporations as of December 31, 1999, and the related audited consolidated income statements, consolidated statements of stockholders' equity and consolidated statements of cash flows for the Acquired Corporations for the year then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young relating thereto; and

               (ii) the unaudited consolidated balance sheet of the Acquired Corporations as of September 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated income statement of the Acquired Corporations for the nine months then ended.

          (b) The Acquired Corporation Financial Statements are accurate and complete in all material respects and present fairly the consolidated financial position of the Acquired Corporations as of the respective dates thereof and the consolidated results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) consolidated cash flows of the Acquired Corporations for the periods covered thereby. The Acquired Corporation Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 2000:

          (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Acquired Corporations;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

          (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

                                      13.

          (d) none of the Acquired Corporations has sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of the Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

          (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since September 30, 2000, exceeds $500,000;

          (i) none of the Acquired Corporations has amended or prematurely terminated, or waived any material right or remedy under, any Material Contract;

          (j) none of the Acquired Corporations has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (k) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (l) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

          (m) none of the Acquired Corporations has (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

                                      14.

          (n) none of the Acquired Corporations has, outside the ordinary course of business or inconsistent with past practices, (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

          (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any respect;

          (p) none of the Acquired Corporations has made any material Tax election;

          (q) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

          (r) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

     2.6 Title to Assets. The Acquired Corporations own, and have good and marketable title to, all of the assets purported to be owned by them, including:
(i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all of the rights of the Acquired Corporations under the Contracts identified in Part 2.10 of the Company Disclosure Schedule; and (iii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of such assets are owned by the Acquired Corporations free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations and (z) Permitted Encumbrances.

     2.7  Bank Accounts; Receivables.

          (a) Part 2.7(a) of the Company Disclosure Schedule accurately sets forth, with respect to each account or credit line maintained by or for the benefit of each Acquired Corporation at any bank or financial institution:

               (i) the name and location of the institution at which such account or credit line is maintained;

               (ii) the name in which such account or credit line is maintained and the account number of such account or credit line;

               (iii) a description of such account or credit line and the purpose for which such account or credit line is used;

                                      15.

               (iv) the current balance in such account or amount owed under such credit line;

               (v) the rate of interest being earned on the funds in such account or charged under such credit line; and

               (vi) the names of all individuals authorized to draw on or make withdrawals from such account or to borrow against such credit line.

          (b) Except as set forth in Part 2.7(b)(i) of the Company Disclosure Schedule, all existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 2000 and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business. Part 2.7(b)(ii) of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $175,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal year ended December 31, 1999, or (ii) more than $175,000 of the consolidated gross revenues of the Acquired Corporations in the nine-month period ended September 30, 2000 (each, a "Material Customer")(it being understood that for purposes of clauses "(i)" and "(ii)" of this sentence, a "Material Customer" of an Acquired Corporation includes any Person to which PPD provides "Designated Services" or "Designated Products" (as such terms are defined in the Distributor Agreement dated February 1, 2000 between the Company and PPD (the "Distributor Agreement")) in accordance with the terms of the Distributor Agreement). Except as set forth in Part 2.7(c)(iii) of the Company Disclosure Schedule, the Company has not received any notice or other communication (in writing or otherwise), and, to the Knowledge of the Company, has not received any other information, indicating that (a) any Material Customer is likely to cease dealing with the Company or (b) any Material Customer is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by any of the Acquired Corporations or with any services performed by any of the Acquired Corporations since January 1, 1999.

     2.8  Equipment; Leasehold.

          (a) All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are, in the reasonable judgment of the Acquired Corporations, adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such businesses are currently being conducted.

          (b) None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

     2.9  Proprietary Assets.

                                      16.

          (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Acquired Corporation Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Acquired Corporation Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset (other than trade secrets, know-how or customer list) owned by any of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 annually with respect to, each Proprietary Asset that is licensed or otherwise made available to any of the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to any Acquired Corporation under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. Except as set forth in Part 2.9(a)(iv) of the Company Disclosure Schedule, each of the Acquired Corporations has good and valid title to, and exclusive ownership of or exclusive license to use, all of their respective Proprietary Assets identified or required to be identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule that are material to the conduct of the business of the Acquired Corporations, free and clear of all Encumbrances. All of the rights of the Acquired Corporations in all of such Proprietary Assets are freely transferable, and each of the Acquired Corporations has a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, there is no Acquired Corporation Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset or any Acquired Corporation Proprietary Asset that may be developed in the future.

          (b) Except as set forth in Part 2.9(b)(i) of the Company Disclosure Schedule, all such Proprietary Assets have been duly registered with, filed with or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified in the Company Disclosure Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction and, except as stated in Part 2.9(b)(ii) of the Company Disclosure Schedule, all of the rights and Proprietary Assets of the Acquired Corporations thereunder are freely assignable without the consent of any Person.

          (c) Part 2.9(c)(i) of the Company Disclosure Schedule sets forth all licenses or other Contracts under which the Acquired Corporations are granted rights in Proprietary Assets. Except as set forth in Part 2.9(c)(ii), all such licenses or other Contracts are in full force and effect, there is no material default by any Acquired Corporation or, to the Knowledge of the Company, by any other party thereto, and, except as set forth in Part 2.9(c)(iii), all of the rights of the Acquired Corporations thereunder are freely assignable without the consent of any Person. Except as set forth in Part 2.9(c)(iv), to the Knowledge of the Company, the licensors under said

                                      17.

licenses and other Contracts have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other Contracts, and any amendments thereto, have been provided to Parent.

          (d) Each of the Acquired Corporations has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(d) of the Company Disclosure Schedule, (i) each current or former employee of any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to such Acquired Corporation an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Company's Employment, Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) each current and former consultant and independent contractor to any Acquired Corporation who is or was involved in, or who has contributed to, the creation or development of any material Acquired Corporation Proprietary Asset has executed and delivered to the Company an agreement (containing no material exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of the Company's Employment, Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any material Acquired Corporation Proprietary Asset.

          (e) To the Knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that is currently being developed by any of the Acquired Corporations (either by itself or with any other Person) misappropriates any Proprietary Asset owned or used by any other Person, and the use of Acquired Corporation Proprietary Assets in their intended or contemplated manner does not require a license under or other rights to use any Proprietary Asset owned by any other Person; (iii) none of the products, formula, compositions of matter, inventions, designs, technology, proprietary rights or other intellectual property rights or intangible assets that is or has been designed, created, developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person; (iv) except as set forth in Part 2.9(e) of the Company Disclosure Schedule, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (v) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of any material Acquired Corporation Proprietary Asset.

          (f) To the Knowledge of the Company, the Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is presently being conducted.

                                      18.

Except as set forth in Part 2.9(f) of the Company Disclosure Schedule, none of the Acquired Corporations has (i) licensed any of the Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting or purporting to limit the ability of any Acquired Corporation to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (g) Notwithstanding the generality of anything stated in this Section 2.9, the Company owns (and immediately after the Effective Time, the Surviving Corporation shall own), subject to Third-Party Rights, the entire right, title and interest in and to the DNA Sample Library and any information, including but not limited to, genotypic and phenotypic information, derived or developed by the Company from the DNA Sample Library. All right, title and interest owned by the Company in and to the DNA Sample Library and information derived or developed by the Company from the DNA Sample Library is freely transferable, subject only to the Third Party Rights. For purposes of this Agreement: (1) the "DNA Sample Library" means the library of DNA specimens identified in Part 2.9(g) of the Company Disclosure Schedule; and (2) "Third-Party Rights" means those rights retained by Persons other than the Company and/or the Major Stockholders pursuant to those Contracts identified in Part 2.9(g) of the Company Disclosure Schedule.

     2.10 Contracts.

          (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract" as of the date of this Agreement. For purposes of this Agreement, each of the following Contracts (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "Material Contract":

               (i) each Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of any of the Acquired Corporations which provides for "at will" employment);

               (ii) each Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary or commissions) in excess of $15,000 to any current or former employee or director;

               (iii) each Contract with a face value of $25,000 (A) with any customer of any of the Acquired Corporations except for standard purchase orders; or (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations;

               (iv) each Contract relating to the acquisition, transfer, development, sharing or license of any Acquired Corporation Proprietary Asset (except for any Contract pursuant to which any Proprietary Asset is licensed by any of the Acquired Corporations to any Person (other than a Major Stockholder) on a non-exclusive basis);

                                      19.

               (v) each Contract which provides for indemnification of any officer, director, employee or agent;

               (vi) each Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (vii) each Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party;

               (viii) each Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any material product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person or (F) to transact business or deal in any other manner with any other Person;

               (ix) each Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (x) each Contract relating to the creation of any Encumbrance (except Permitted Encumbrances) with respect to any asset of any of the Acquired Corporations;

               (xi) each Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to the Company Options, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

               (xii) each Contract incorporating or relating to any guaranty or any indemnity or similar obligation, except for Contracts entered into in the ordinary course of business;

               (xiii) each Contract relating to any currency hedging;

               (xiv) each Contract imposing any confidentiality obligation on any of the Acquired Corporations other than nondisclosure agreements entered into in the ordinary course of business;

               (xv) each Contract to which any Governmental Body is a party; and any other Contract directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body), except for Contracts entered into in the ordinary course of business for the license, maintenance or service of products;

                                      20.

               (xvi) each Contract with obligations in excess of $50,000 that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

               (xvii) each Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $50,000 in the aggregate;

               (xviii) each Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

               (xix) each Contract that (A) contemplates or involves the payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate or (C) contemplates or involves the performance of services by any of the Acquired Corporations having a value in excess of $100,000 in the aggregate;

               (xx) each Contract that could reasonably be expected to have a material effect on (A) the business, condition, capitalization, assets, liabilities, operations, financial performance of any of the Acquired Corporations or (B) the ability of the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by, this Agreement; and

               (xxi) each Contract (not otherwise identified in clauses "(i)" through "(xx)" of this sentence) with a Major Stockholder and/or one or more of its Subsidiaries.

          (b) The Company has delivered to Parent and to Cooley Godward LLP an accurate and complete copy of each Material Contract.

          (c) Each Acquired Corporation Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable Legal Requirements governing specific performance, injunctive relief and other equitable remedies, except where the failure to be valid and binding and in full force and effect would not individually or in the aggregate have a Material Adverse Effect on the Acquired Corporations.

          (d)  Except as set forth in Part 2.10(d) of the Company Disclosure
Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material

                                      21.

Adverse Effect on the Acquired Corporations; (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback or penalty under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and
(iii) since January 1, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

     2.11 Liabilities. None of the Acquired Corporations has accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Acquired Corporations since September 30, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities under the Acquired Corporation Contracts identified in Part 2.10 of the Company Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Acquired Corporation Contracts; and (d) the liabilities identified in Part 2.11 of the Company Disclosure Schedule.

     2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since January 1, 1999 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.12 of the Company Disclosure Schedule, since January 1, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding any actual or possible violation (or of any pending or threatened investigation, inspection, audit or other proceeding by any Governmental Body involving allegations of any violation) of, or failure to comply with, any Legal Requirement. To the Knowledge of the Company, no investigation, inspection, audit or other proceeding by Governmental Body involving allegations of any violation of any Legal Requirement is contemplated by any such Governmental Body.

     2.13  Governmental Authorizations and Facility Certifications.

           (a) Part 2.13(a) of the Company Disclosure Schedule identifies each material Governmental Authorization held by the Acquired Corporations (and contains a summary description of each such Governmental Authorization and, where applicable, specifies the date

                                      22.

issued, granted or applied for, the expiration date and the current status thereof), and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13(a) of the Company Disclosure Schedule.

            (b) The Governmental Authorizations identified in Part 2.13(a) of the Company Disclosure Schedule are valid and in full force and effect (and, to the Knowledge of the Company, no revocation, withdrawal, suspension, cancellation, termination or modification thereof has been threatened), and collectively constitute all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations. Each of the Acquired Corporations is, and at all times since January 1, 1999 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had, and based on applicable Legal Requirements as in effect on the date hereof would not reasonably be expected to have, a Material Adverse Effect on any of the Acquired Corporations. Since January 1, 1999, none of the Acquired Corporations has received any written notice from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

            (c) The certifications identified in Part 2.13(c) of the Company Disclosure Schedule are valid and in full force and effect (and, to the Knowledge of the Company, no revocation, withdrawal, suspension, cancellation, termination, modification or limitation thereof has been threatened). Each of the Acquired Corporations is, and at all times since January 1, 1999 has been, in substantial compliance with the terms and requirements of such certifications, except where the failure to be in compliance with the terms and requirements of such certifications has not had, and based on the terms of such certifications would not reasonably be expected to have, a Material Adverse Effect on any of the Acquired Corporations. Since January 1, 1999, none of the Acquired Corporations has received any written notice from the Person that issued each such certification regarding (a) any actual or possible violation of or failure to comply with any term or requirement of such certification, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination, modification or limitation of such certification.

     2.14   Tax Matters.

            (a) Each of the Tax Returns relating to income taxes required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing has been or will be filed on or before the applicable due date (including any extensions of such due date). Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing (the "Acquired Corporation Returns") has been, or will be when filed, accurately and completely

                                      23.

prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing have been or will be paid on or before the Closing. The Company has delivered to Parent accurate and complete copies of all Acquired Corporation Returns filed since December 31, 1999 which have been requested by Parent.

            (b) The Financial Statements of the Acquired Corporations fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Acquired Corporations will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from September 30, 2000 through the Closing, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing.

            (c) No Acquired Corporation Return has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Company Disclosure Schedule, there have been no examinations or audits of any Acquired Corporation Returns. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Acquired Corporation Returns. Except as set forth in
Part 2.14 of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

            (d) Except as set forth in Part 2.14 of the Company Disclosure Schedule, no claim or Proceeding is, to the Knowledge of the Company, pending or has been threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any of the Acquired Corporations with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

            (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of

                                      24.

the Code. None of the Acquired Corporations are, or have ever been, a party to or bound by any tax indemnity agreement, tax-sharing agreement, tax allocation agreement or similar Contract.

     2.15   Employee and Labor Matters; Benefit Plans.

            (a) Part 2.15(a) of the Company Disclosure Schedule identifies each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any employee of any of the Acquired Corporations ("Employee"), except for (1) Plans which would not require any of the Acquired Corporations to make payments or provide benefits having a value in excess of $25,000 in the aggregate and (2) except for the Company's 2000 Merit Compensation Plan and 2000 Incentive Compensation Plant.

            (b) Except as set forth in Part 2.15(b) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and, to the Knowledge of the Company, none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

            (c) Each of the Acquired Corporations maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of
Section 3(37) of ERISA).

            (d) With respect to each Plan, the Company has delivered or made available to Parent:

                (i) an accurate and complete copy of such Plan (including all amendments thereto);

                (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                                      25.

                (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

            (e) None of the Acquired Corporations are required to be, and, to the Knowledge of the Company, has ever been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the Knowledge of the Company, none of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

            (f) None of the Acquired Corporations has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

            (g) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

            (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

            (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

            (k) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former

                                      26.

Employee or director of any of the Acquired Corporations (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (l) The Company has provided Parent a list of all salaried employees of each of the Acquired Corporations as of the date of this Agreement, and such list correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union representing any of its Employees. All of the employees of the Acquired Corporations are "at will" employees.

            (m) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (n) Each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

            (o) Except as set forth in Part 2.15(o) of the Company Disclosure Schedule, each of the Acquired Corporations has good labor relations and the Company has no Knowledge that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any officer or head of facility of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

     2.16 Environmental Matters. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. None of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations are not in compliance with any Environmental Law, and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance of the Acquired Corporations with any Environmental Law in the future. To the Knowledge of the Company, no current or prior owner of any property leased or controlled by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Acquired Corporations pursuant to Environmental Laws are identified in Part
2.16 of the Company Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including

                                      27.

any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

     2.17 Insurance. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of each of the Acquired Corporations and identifies any material claims made thereunder since January 1, 1999, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in
Part 2.17 of the Company Disclosure Schedule is in full force and effect. Since December 31, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Company Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1999 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of any of the Acquired Corporations; (b) no Related Party is, or has at any time since December 31, 1999 been, indebted to any of the Acquired Corporations; (c) since December 31, 1999, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving any of the Acquired Corporations; (d) no Related Party is competing, or has at any time since December 31, 1999 competed, directly or indirectly, with any of the Acquired Corporations; and (e) no Related Party has any claim or right against any of the Acquired Corporations (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section 2.18, each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1999 been, an officer of any of the Acquired Corporations; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Acquired Corporations) in which any one of the individuals referred to in clauses "(i)" or "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19   Legal Proceedings; Orders.

            (a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations or any Person whose liability the Acquired Corporations has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other

                                      28.

transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.19 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) Except as set forth in Part 2.19 of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against any of the Acquired Corporations.

            (c) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, are subject. To the Knowledge of the Company, no officer or other employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

     2.20 Authority; Binding Nature of Agreement. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or similar organizational documents of any of the Acquired Corporations, or
     (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the

                                      29.

     Acquired Corporations or that otherwise relates to the business or to any of the assets owned or used by any of the Acquired Corporations;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances).

Except as set forth in Part 2.21 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with
(x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Inapplicability of Section 2115 of California Corporations Code. The Company is not subject to Section 2115 of the California Corporations Code.

     2.23 Vote Required. The affirmative vote of holders of at least (i) a majority of the outstanding shares of the Company Common Stock and the Company Series A Preferred Stock, voting together as a single class, and (ii) a majority of the outstanding shares of the Company Series A Preferred Stock, voting as a separate class (the "Required Vote") is the vote necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.24 Brokers or Finders. Except for the fees, costs and expenses payable to the Company Financial Advisor and incurred in connection with the transactions contemplated by this Agreement, the Acquired Corporations have not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

     2.25   Full Disclosure.

            (a) No representation or warranty made by the Company in this Agreement (including the Company Disclosure Schedule) (i) contains any information that is false or misleading with respect to any material fact, or
(ii) omits to state any material fact necessary in order to make such representations and warranties (in the light of the circumstances under which such representations, warranties were made) false or misleading.

            (b) The information supplied by the Company for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Stockholders' Meeting (as defined in Section 5.3), (i) contain any

                                      30.

statement that is inaccurate or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

            Except as otherwise set forth in the Parent Disclosure Schedule, Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     3.1 Organization and Standing; Articles and Bylaws. Each of Parent and Merger Sub is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of Parent and Merger Sub has all requisite corporate power to own and operate its respective properties and assets, and to carry on its respective business as presently conducted and as proposed to be conducted. Each of Parent and Merger Sub is qualified to do business as a foreign corporation in any jurisdiction in which failure to qualify would have a material adverse effect on Parent's business. Parent has furnished the Company true and complete copies of its restated certificate of incorporation (the "Restated Certificate") and bylaws in effect as of the date hereof. Other than Merger Sub, Parent has no Subsidiaries and does not otherwise own or control any other Entity. Parent has no equity interest in any Entity other than Merger Sub.

     3.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock, 4,721,364 shares of which are issued and outstanding, and 22,000,000 shares of Preferred Stock, 8,283,000 shares of which are designated as Series A Preferred Stock, all of which are issued and outstanding, 7,099,006 shares of which are designated Series B Preferred Stock, all of which are issued and outstanding, 5,500,000 of which are designated as Series C Preferred Stock, 1,644,076 of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued in compliance with all federal and applicable state securities laws. Parent has reserved 8,283,000 shares of Parent Common Stock for issuance upon conversion of its Series A Preferred, 7,099,006 shares of Parent Common Stock for issuance upon conversion of its Series B Preferred, 5,500,000 shares of Parent Common Stock for issuance upon conversion of its Series C Preferred, 5,000,000 shares of Parent Common Stock for issuance upon conversion of the Parent Series D Preferred Stock, 650,000 shares of Parent Common Stock for issuance upon conversion of outstanding options granted outside Parent's 2000 Equity Incentive Plan (the "Parent Stock Plan"), and 5,257,136 shares of Parent Common Stock for issuance to officers, directors, employees, sales representatives and consultants of Parent pursuant to the Parent Stock Plan, of which 3,687,395 shares are currently subject to outstanding options and 1,569,741 shares are available for future issuance. The Parent Common Stock and the Parent Series D Preferred Stock, when the Amended and Restated Certificate of Parent attached hereto as Exhibit D (the "Parent Amended and Restated Certificate") is filed, shall have the rights, preferences, privileges and restrictions set forth in the Parent Amended and Restated Certificate. There are no options, warrants (other than warrants to purchase 10,000 shares of Parent Common Stock and warrants to purchase 254,000 shares of Parent Series B Preferred Stock), conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of Parent, nor any agreements or understandings with respect

                                      31.

thereto. Parent is not a party or subject to any agreement or understanding, and, to Parent's Knowledge, there is no agreement or understanding between any Persons, which affects or relates to the voting or giving of consents with respect to any security or by a director of Parent. Parent is not under any obligation to register any of its presently outstanding securities or any of its securities that may hereafter be issued. To Parent's Knowledge, no stockholders of Parent have entered into any agreements with respect to the voting of capital stock of Parent.

     3.3    Financial Statements.

            (a) Parent has delivered to the Company the following financial statements and notes (collectively, the "Parent Financial Statements"):

                (i) The audited balance sheets of Parent as of December 31, 1999, and the related audited income statements, statements of stockholders' equity and statements of cash flows of Parent for the years then ended, together with the notes thereto and the unqualified report and opinion of Ernst & Young LLP relating thereto; and

                (ii) the unaudited balance sheet of Parent as of September 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of Parent for the nine months then ended.

            (b) The Parent Financial Statements are accurate and complete in all material respects and present fairly the financial position of Parent as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 3.5(a)(i)) cash flows of Parent for the periods covered thereby. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 3.5(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

            (c) Except as set forth in the Parent Financial Statements, Parent has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2000 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Parent Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of Parent.

     3.4 Actions. Parent has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as may be contemplated by this Agreement, incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate,
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

     3.5 Title to Properties and Assets; Liens, etc. Parent has good and marketable title to all its properties and assets, and is in compliance with the lease of all material properties

                                      32.

leased by it, in each case subject to no Encumbrances, other than liens for current taxes not yet due and payable. Parent is not in default under or in breach of any provision of its leases, and Parent holds valid lease-hold interests in the properties which it leases. Parent's material properties and assets are in good condition and repair, ordinary wear and tear excepted, in all material respects.

     3.6 Patents, Trademarks, etc. To the Knowledge of Parent, Parent has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted, and as proposed to be conducted, and, to the Knowledge of Parent, without conflict with or infringement of the rights of others. Parent has not received any communications alleging that Parent has violated or, by conducting its business as proposed, would violate, the patents, trademarks, service marks, trade names, copyrights, trade secrets, information or proprietary or intellectual property rights of any other person or entity. Parent has no Knowledge of any violation or infringement by a third party of any of Parent's patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. Parent has disclosed trade secrets to other persons solely as required for the conduct of its business and solely under nondisclosure agreements that are enforceable by Parent. Parent has at all times maintained reasonable procedures to protect and have enforced all of its trade secrets.

     3.7 Proprietary Information and Inventions Agreements. Each employee, consultant and officer of Parent has executed an agreement with Parent regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Company. Parent, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof. All consultants to or vendors of Parent with access to confidential information of Parent are parties to a written agreement substantially in the form or forms provided to counsel for the Company under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of Parent. Parent, after reasonable investigation, has no Knowledge that any of its consultants or vendors are in violation thereof.

     3.8 Material Contracts and Commitments. Part 3.8 of the Parent Disclosure Schedule sets forth a list of all Contracts to which Parent is a party or by which it or its assets are bound that (a) involve in excess of $50,000 aggregating similar agreements or obligations to the same party; (b) involve to Parent's Knowledge any of the officers, consultants, directors, employees, or shareholders of Parent or any members of the immediate family of the foregoing; or (c) obligate Parent to share, license, or develop any product. True and complete copies of all items set forth on Part 3.8 of the Parent Disclosure Schedule have been made available to the Major Stockholders.

     3.9 Compliance with Other Instruments. Neither Parent nor Merger Sub is in violation of any term of its respective certificate of incorporation (as amended) or its respective bylaws (as amended), or in any material respect of any term or provision of any mortgage, indenture, Contract, judgment or decree, and to the Parent's Knowledge, neither Parent nor Merger Sub is in violation of any order, statute, rule or regulation applicable to Parent. The execution, delivery and performance of and compliance with this Agreement and each of the other Transaction Agreements, have not resulted and will not result in any violation of, or

                                      33.

conflict with, or constitute a default under any of the foregoing, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Parent; and there is no such violation or default which materially and adversely affects the business, financial condition or results of operations of Parent or any of its properties or assets. All of the Contracts set forth on Part 3.8 of the Parent Disclosure Schedule are in full force and effect and constitute legal, valid and binding obligations of Parent. Parent and, to the Knowledge of Parent, each other party thereto, has performed in all material respects all obligations required to be performed by it under the Contracts set forth on Part 3.8 of the Parent Disclosure Schedule, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a default thereof; on the part of Parent or, to the Knowledge of Parent, any other party thereto; none of the Contracts set forth on Part 3.8 of the Parent Disclosure Schedule is currently being renegotiated; and the validity, effectiveness and continuation of all Contracts set forth on Part 3.8 of the Parent Disclosure Schedule will not be materially adversely affected by the transactions contemplated by this Agreement or any of the other Transaction Agreements.

     3.10 Validity of Parent Capital Stock. The Parent Capital Stock, when issued in compliance with the provisions of this Agreement, will be duly and validly issued and will be fully paid and nonassessable and free and clear of all Encumbrances, and the Parent Common Stock issuable upon conversion of the Parent Series D Preferred Stock will, prior to the Closing, be duly and validly reserved and, when issued and delivered in compliance with the provisions of the Amended and Restated Certificate will be duly and validly issued and will be fully paid and nonassessable and free and clear of all Encumbrances on transfer other than as set forth in this Agreement and the other Transaction Agreements, provided, however, that the Parent Capital Stock (and the Parent Common Stock issuable upon conversion of the Parent Series D Preferred Stock) may be subject to restrictions on transfer under state and/or federal securities laws. There are no outstanding rights of first refusal or preemptive rights applicable to the Parent Capital Stock.

     3.11 Governmental Authorizations. Parent has all Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted. Parent is, and at all times since December 31, 1999 has been, in substantial compliance with the terms and requirements of all material Governmental Authorizations held by Parent. Since December 31, 1999, Parent has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.12 Tax Returns and Payments. Parent has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Parent has paid all taxes and other assessments due.

     3.13 Tax Elections. Parent has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an "S" corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting,

                                      34.

depreciation or amortization) which would have a material affect on Parent, its financial condition, its business as presently conducted or as presently proposed to be conducted or any of its properties or material assets.

     3.14 Employees. To Parent's Knowledge, no employee of Parent is or will be in violation of any judgment, decree or order of any court or administrative agency, or any term of any employment contract or any other contract (including without limitation any covenant not to compete) or agreement relating to the relationship of any such employee with Parent or any other party because of the nature of the business conducted or to be conducted by Parent or to the utilization by the employee of such employee's reasonable efforts with respect to such business. Parent does not have any collective bargaining agreements covering any of its employees. To Parent's Knowledge, Parent is not using any inventions of any of its employees, consultants or officers made before their employment by Parent. To Parent's Knowledge, no employee, consultant or officer has taken, removed, or made use of any proprietary documentation, manuals, products, materials, or any other tangible items from the employee's previous employers relating to Parent's business. To Parent's Knowledge, no labor union has sought to represent any of the employees of Parent. There is no strike or other labor dispute involving Parent pending, or to the Knowledge of Parent, threatened. To Parent's Knowledge, no officer or key employee intends to terminate his or her employment with Parent.

     3.15 Employee Benefit Plans. Neither Parent nor Merger Sub has any Employee Benefit Plan as defined in ERISA.

     3.16 Environmental Matters. The business, assets and properties of Parent are and have been operated and maintained in material compliance with all applicable Environmental Laws. To Parent's Knowledge, no event has occurred which, with or without the passage of time or the giving of notice, or both, would constitute noncompliance by Parent with, or a violation by Parent of, the Environmental Laws. To Parent's Knowledge, Parent has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in material compliance with the Environmental Laws.

     3.17 Insurance. Parent has in full force and effect fire, casualty and liability insurance policies with recognized insurers with such coverages as are sufficient in amount to allow replacement of the tangible properties of Parent that might be damaged or destroyed.

     3.18 No Conflict of Interest. Parent is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To Parent's Knowledge, none of Parent's officers or directors, or any members of their immediate families, are, directly or indirectly, indebted to Parent (other than in connection with purchases of Parent's stock) or have any direct or indirect ownership interest in any firm or corporation with which Parent is affiliated or with which Parent has a business relationship, or any firm or corporation which competes with Parent, except that officers, directors and/or shareholders of Parent may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with

                                      35.

Parent. To Parent's Knowledge, none of Parent's officers or directors or any members of the immediate families are, directly or indirectly, interested in any material contract with Parent. Parent is not a guarantor or indemnitor of any indebtedness of any other Person.

     3.19 Litigation, etc. There are no actions, suits, proceedings or investigations pending or, to Parent's Knowledge, threatened against Parent or its properties before any Governmental Body, which, either in any case or in the aggregate, might result in any material adverse effect on the business, financial condition, affairs, operations or equity ownership of Parent or any of its properties or assets, or in any material impairment of the right or ability of Parent to carry on its business as now conducted or as presently proposed to be conducted, or in any material liability on the part of Parent, and none which questions the validity of this Agreement or any of the other Transaction Agreements or any action taken or to be taken in connection herewith or therewith. Parent is not a party or subject to the order, writ, judgement, injunction, decree or other provisions of any Governmental Body. There is no action, suit, proceeding, or investigation by Parent currently pending or that Parent intends to initiate.

     3.20 Authority; Binding Nature of Agreement. Parent and Merger Sub each has the absolute and unrestricted right, power and authority to enter into and to perform its respective obligations under this Agreement, the Escrow Agreements, the Voting Agreements, and the Noncompetition Agreements (collectively, the "Transaction Agreements"); and the execution, delivery and performance by Parent and Merger Sub of the Transaction Agreements have been duly authorized by all necessary action on the part of the Parent and Merger Sub. This Agreement and each of the other Transaction Agreements to which either Parent or Merger Sub is a party constitutes the legal, valid and binding obligation of Parent and/or Merger Sub, as the case may be, enforceable against Parent and/or Merger Sub, as the case may be, in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.21 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub,
(b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the Securities Act, state securities or "blue sky" laws, the DGCL, the HSR Act, any foreign antitrust law or regulation, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Merger.

     3.22 Financial Condition. Parent was incorporated on May 11, 1998. Since that time, Parent has only engaged in startup and development activities and has generated no revenue. Since inception, Parent has been operated only in the ordinary course of business, and there has not been a Material Adverse Effect on Parent.

                                      36.

     3.23

     3.24 U.S. Real Property Holding Corporation. Parent is not now, nor will it be immediately after the Closing, a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the regulations promulgated under the Code.

     3.25 Investment Company Act. Parent is not an "investment company" nor is Parent directly or indirectly controlled by or acting on behalf of any person which is an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

     3.26 No Brokers or Finders. Parent has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

     3.27   Full Disclosure.

            (a) No representation or warranty made by Parent or Merger Sub in this Agreement (including the Parent Disclosure Schedule) (i) contains any information that is false or misleading with respect to any material fact, or
(ii) omits to state any material fact necessary in order to make such representations and warranties (in the light of the circumstances under which such representations, warranties were made) false or misleading.

            (b) The information supplied by Parent or Merger Sub for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Stockholders' Meeting (as defined in Section 5.3), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 4.  CERTAIN COVENANTS OF THE PARTIES

     4.1 Access and Investigation. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

     4.2    Operation of the Company's Business. During the Pre-Closing Period:

            (a) the Company shall (and shall cause each of the other Acquired Corporations to) conduct their respective businesses and operations in the ordinary course and in substantially the same manner as such businesses and operations have been conducted prior to the date of this Agreement;

                                      37.

            (b) the Company shall (and shall cause each of the other Acquired Corporations to) use reasonable efforts to preserve intact their respective current business organizations, keep available the services of their respective current officers and employees and maintain their respective relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with any of the Acquired Corporations;

            (c) the Company shall (and shall cause each of the other Acquired Corporations to) keep in full force all insurance policies identified in
     Part 2.17 of the Company Disclosure Schedule;

            (d) the Company shall (and shall cause each of the other Acquired Corporations to) cause their respective officers to report regularly (but in no event less frequently than bi-monthly) to Parent concerning the status of the business of each Acquired Corporation;

            (e) the Company shall use commercially reasonable efforts to file an amended and restated certificate of incorporation with the Secretary of State for the State of Delaware that provides for a liquidation preference in favor of the Company Series A Preferred Stock equal in value, in the aggregate, to the Liquidation Consideration (the "Company Amended and Restated Certificate");

            (f) the Company shall not (and shall cause each of the other Acquired Corporations not to) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

            (g) the Company shall not (and shall cause each of the other Acquired Corporations not to) sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, and (z) to issue shares of Company Common Stock upon the conversion of shares of Company Preferred Stock);

            (h) the Company shall not (and shall cause each of the other Acquired Corporations not to) amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of the Stock Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

            (i) the Company shall not (and shall cause each of the other Acquired Corporations not to) amend or permit the adoption of any amendment to the Company's Certificate of Incorporation or Bylaws or similar organizational documents of any Acquired Corporation, or effect or permit any Acquired Corporation to become a party to

                                      38.

     any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Company Series A Preferred Stock);

            (j) the Company shall not (and shall cause each of the other Acquired Corporations not to) form any subsidiary or acquire any equity interest or other interest in any other Entity;

            (k) the Company shall not (and shall cause each of the other Acquired Corporations not to) make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $15,000 per month;

            (l) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) enter into, or permit any of the assets owned or used by any Acquired Corporation to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Contract (except amendment or termination of the Company's existing line of credit with that certain Loan Agreement dated February 1, 1999 among First Union National Bank (the "Bank"), the Company and PPD (the "Company Line of Credit");

            (m) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

            (n) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under the Company Line of Credit or that certain Loan Agreement dated September 22, 2000 among the Company and the Major Stockholders (the "Loan Agreement"));

            (o) the Company shall not (and shall cause each of the other Acquired Corporations not to) (i) establish, adopt or amend any Employee Benefit Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
     (iii) hire any new employee whose aggregate annual compensation is expected to exceed $50,000;

                                      39.

            (p) the Company shall not (and shall cause each of the other Acquired Corporations not to) change any methods of accounting or accounting practices of any Acquired Corporation in any material respect;

            (q) the Company shall not (and shall cause each of the other Acquired Corporations not to) make any Tax election;

            (r) the Company shall not (and shall cause each of the other Acquired Corporations not to) commence or settle any material Legal Proceeding;

            (s) the Company shall not (and shall cause each of the other Acquired Corporations not to) agree or commit to take any of the actions described in clauses "(f)" through "(f)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(f)" through "(s)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company); provided, however, that Parent's consent shall be deemed to have been granted if Parent fails to reply to a written request from the Company to take any action described in clauses "(e)" through "(r)" above within five days after receipt of such written request.

     4.3    Notification; Updates to Company Disclosure Schedule.

            (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                 (i) the discovery by any Acquired Corporation of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                 (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                 (iii) any breach of any covenant or obligation of the Company; and

                 (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.

                                      40.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) except as set forth in Section 9.2(a), determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 6 has been satisfied.

     4.4  Notification; Updates to Parent Disclosure Schedule.

          (a) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of Parent or Merger Sub; and

                (iv) event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
     Section 7 impossible or unlikely.

     If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.4(a) requires any change in the Parent Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Parent Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then Parent shall promptly deliver to the Company an update to the Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Parent Disclosure Schedule for the purpose of (i) except as set forth in Section 9.2(b), determining the accuracy of any of the representations and warranties made by Parent and Merger Sub in this Agreement, or (ii) determining whether any of the conditions set forth in
Section 7 has been satisfied.

     4.5  Operation of Parent's Business.  During the Pre-Closing Period:

                                      41.

          (a) Parent shall (and shall cause each of its Subsidiaries to) conduct their respective businesses and operations in the ordinary course and in substantially the same manner as such businesses and operations have been conducted prior to the date of this Agreement (it being understood, however, that Parent may continue preparations for the initial public offering of Parent Common Stock);

          (b) Parent shall (and shall cause each of its respective Subsidiaries to) use reasonable efforts to preserve intact their respective current business organizations, keep available the services of their respective current officers and employees and maintain their respective relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with any of Parent and/or any of its Subsidiaries;

          (c) Parent shall use commercially reasonable efforts to file the Amended and Restated Certificate as soon as possible;

          (d) Parent shall use commercially reasonable efforts to ensure that, as of immediately after the Closing, PPD will be permitted to appoint one member of the board of directors of Parent.

          (e) Parent shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of Parent's capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of Parent's capital stock or other securities (except that Parent may repurchase Parent Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (f) Parent shall not amend or permit the adoption of any amendment to the Restated Certificate or Parent's Bylaws that would have the effect of diminishing the rights, preferences or privileges of the Parent Series D Preferred Stock as set forth in the Restated Certificate.

Notwithstanding the foregoing, Parent may take any action described in clauses "(e)" or "(f)" if the Company gives its prior written consent to the taking of such action by Parent, which consent will not be unreasonably withheld (it being understood that the Company's withholding of consent to any action will not be deemed unreasonable if the Company determines in good faith that the taking of such action would not be in the best interests of the Company); provided, however, that the Company's consent shall be deemed to have been granted if the Company fails to reply to a written request from Parent to take any action described in clauses "(e)" or "(f)" above within five days after receipt of such written request

     4.6 No Negotiation. During the Pre-Closing Period, the Company shall not (and shall cause each of the other Acquired Corporations not to), directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

                                      42.

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

SECTION 5.  ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     5.2 Company Stockholders' Meeting. As promptly as practicable after the execution of this Agreement, the Company and Parent shall jointly prepare an Information Statement relating to the adoption of this Agreement and the approval of the transactions contemplated hereby by the Company's stockholders and the exercise of appraisal rights in connection therewith (the "Information Statement"). The Company shall provide and include in the Information Statement such information relating to the Company and its stockholders as may be required pursuant to the provisions of applicable securities and corporate laws (including, without limitation, Rule 502 under the Securities Act). The Company shall, in accordance with its Certificate of Incorporation and Bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable, and in any event no later than December 20, 2000, for the purpose of permitting them to consider and to vote upon and adopt this Agreement and approve the transactions contemplated hereby (the "Company Stockholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each stockholder of the Company who is entitled to vote on the adoption of this Agreement and approval of the transactions contemplated hereby. As promptly as practicable after the delivery of copies of the Information Statement to all stockholders entitled to vote at the Company Stockholders' Meeting, the Company shall take all actions necessary (i) to solicit from each of such stockholders a proxy in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and (ii) to cause each of such stockholders to execute and deliver to Parent a Stockholder Representation Letter in a form to be mutually agreed upon by the parties hereto. In lieu of calling and holding the Company Stockholders' Meeting, the Company may solicit written consents (to be effective on or prior to December 20, 2000) in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law. Parent will reasonably

                                      43.

cooperate with the Company with respect to the matters set forth in this Section
5.2. Parent will promptly provide all information relating to its business or operations necessary for inclusion in the Information Statement to satisfy all requirements of applicable state and federal securities and corporate laws.

     5.3 Public Announcements. During the Pre-Closing Period, (a) Neither Parent nor the Company shall (and Parent and the Company shall not permit any of their respective Representatives to, and the Company shall use commercially reasonable efforts to cause the Major Stockholders to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the prior written consent of the Company or Parent, as the case may be, and (b) Parent and the Company will use reasonable efforts to consult with one another (and the Company shall use commercially reasonable efforts to cause the Major Stockholders to consult with Parent) prior to issuing any press release or making any public statement regarding the Merger.

     5.4 Reasonable Efforts. During the Pre-Closing Period, (a) the Company shall use commercially reasonable efforts to cause the conditions set forth in
Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

     5.5 Tax Matters. Prior to the Closing, Parent, Merger Sub and the Company shall execute and deliver, to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP, tax representation letters in substantially the form of Exhibit
E. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Heller Ehrman White & McAuliffe LLP the accuracy and completeness as of the Effective Time and thereafter, where relevant, of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax-free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representation letters pursuant to the first sentence of this Section 5.6, each of Parent and the Company shall use its commercially reasonable efforts to cause Cooley Godward LLP and Heller Ehrman White & McAuliffe LLP, respectively, to deliver to it a tax opinion satisfying the requirements of Section 6.5(h) hereof and Section 7.3(b) hereof. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.6. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Parent, Merger Sub nor the Company shall take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

     5.6 Noncompetition Agreements. The Company shall use commercially reasonable efforts to cause each of the Major Stockholders to execute and deliver to Parent prior to the Closing a Noncompetition Agreement in the form of Exhibit F.

     5.7 Employment Agreements. The Company shall use commercially reasonable efforts to cause each of the individuals identified on Exhibit G to execute and deliver to Parent prior to the Closing an Employment Agreement in the form of Exhibit H.

                                      44.

     5.8 Releases. The Company shall use commercially reasonable efforts to cause each of the Company stockholders to execute and deliver to Parent at the Closing a Release in the form of Exhibit I.

     5.9 Underwriter Lockup Agreements. The Company shall use commercially reasonable efforts to cause each of the Company stockholders to execute and deliver to Parent prior to the Closing an Underwriter Lockup Agreement in the form of Exhibit J.

     5.10 Amendment/Clarification of Existing Agreements; Payoff of Company Line of Credit.

          (a) The Company shall execute and deliver, and shall use commercially reasonable efforts to cause the other parties to such agreements to execute and deliver: (1) the Amended and Restated Distributor Agreement between the Company and PPD dated February 1, 1999, as amended attached hereto as Exhibit K; and (2) the Amended and Restated Technology Transfer and License Agreement between the Company and Axys dated February 1, 1999, as amended attached hereto as Exhibit
L. The Company shall execute and deliver, and shall use commercially reasonable efforts to cause PPD to execute and deliver, (1) the clarification letter to the PPD/PPGx Joint Development Agreement attached hereto as Exhibit M and (2) the real property indemnity letter attached hereto as Exhibit N. The Company shall execute and deliver, and shall use commercially reasonable efforts to cause Axys to execute and deliver, (1) the covenant not to sue agreement attached hereto as Exhibit O and (2) the assignment letter attached hereto as Exhibit P.

          (b) Parent shall use commercially reasonable efforts to execute and deliver (and the Company shall use commercially reasonable efforts to cause the Major Stockholders to execute and deliver): (1) that certain Amended and Restated Investor Rights Agreement attached hereto as Exhibit Q; and (2) that certain Co-Sale Agreement attached hereto as Exhibit R.

          (c) The Company shall use commercially reasonable efforts to cause the Company's indebtedness existing as of immediately prior to the Closing to the Bank to be repaid and the indebtedness due and payable to the Major Stockholders under the Loan Agreement to be contributed to the capital of the Company.

     5.11 Termination of Certain Agreements.

          (a) The Company shall use commercially reasonable efforts to ensure that the Investor Rights Agreement of the Company dated February 1, 1999 and the Registration Rights Agreement of the Company dated February 1, 1999 are terminated prior to the Closing:

          (b) The Company shall use commercially reasonable efforts to ensure that all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company (except as provided generally by the Company's Certificate of Incorporation and Bylaws (or similar organizational documents) or by applicable Legal Requirements) are validly and effectively terminated as of the Effective Time.

     5.12 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the

                                      45.

requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasure Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     5.13  Employee and Related Matters.

           (a) The Company shall take any and all actions that are necessary prior to the Closing to terminate its status as a participating employer/sponsor of the AXYS qualified retirement plan (the "AXYS 401(k) Plan") so that the employees of the Acquired Corporations will no longer be eligible to participate in the AXYS 401(k) Plan as of a date that is prior to the Closing Date. Those employees of the Acquired Corporations that continue to be employees of Parent or any of its affiliates, including the Company, following the Closing would, subject to any necessary transition period and the terms of such plans, be eligible to participate in Parent's health, vacation, employee stock purchase, stock option, 401(k) and other plans, to the same extent as comparably situated employees of Parent and would receive credit under Parent's benefit plans for service as an employee of the Acquired Corporations. Parent shall exercise commercially reasonable efforts to minimize the duration of any necessary transition period and to amend or replace Parent's existing plans as Parent, in its reasonable discretion believes necessary to comply with this Section 5.13(a).

           (b) At the Closing, the Company shall terminate its 2000 Incentive Compensation Plan and its 2000 Merit Compensation Plan, and shall ensure that no employee or former employee of any Acquired Corporation has any rights under any of such Plans and that any liabilities of the Acquired Corporations under such Plans (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Acquired Corporations.

SECTION 6. Conditions Precedent To Obligations Of Parent And Merger Sub

           The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 Accuracy of Representations. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date), and shall be accurate in all material respects as of the Closing as if made at the Closing (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date); provided, however, that for purposes of determining the accuracy of such representations and warranties for purposes of this Section 6.1, all "Material Adverse Effect," other materiality qualifications and other similar qualifications contained in such representations and warranties shall be disregarded.

                                      46.

     6.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 Stockholder Approval. The adoption of this Agreement and the approval of the transactions contemplated hereby shall have been duly approved by the affirmative vote of all of the shares of Company Series A Preferred Stock and at least 95% of the shares of Company Common Stock entitled to vote with respect thereto.

     6.4 Consents. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.5 Agreements and Documents. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Employment Agreements in the form of Exhibit H, executed by the individuals identified on Exhibit G;

          (b) Noncompetition Agreements in the form of Exhibit F, executed by the Major Stockholders;

          (c) Releases in the form of Exhibit I, executed by the Major Stockholders;

          (d) the statement referred to in Section 5.12, executed by the Company;

          (e)  the documents listed as Exhibits to this Agreement set forth in
     Section 5.10(a);

          (f) a legal opinion of Heller Ehrman White & McAuliffe LLP, dated as of the Closing Date, in the form of Exhibit S;

          (g) a legal opinion of Cooley Godward LLP (or, if Cooley Godward LLP for any reason does not render such legal opinion, a legal opinion of Heller Ehrman White & McAuliffe LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.5;

          (h) written resignations of all directors and officers of the Company, effective as of the Effective Time;

          (i) an Underwriter Lock-up Agreement in the form of Exhibit J, executed by each of the Major Stockholders;

          (j) an Escrow Agreement in the form of Exhibit C, executed by the Stockholders' Agent and the Stockholders' Agent;

                                      47.

          (k) the Amended and Restated Investor Rights Agreement in the form of Exhibit Q, executed by each of the Major Stockholders;

          (l) the Amended and Restated Co-Sale Agreement in the form of Exhibit R, executed by each of the Major Stockholders; and

          (m) a certificate executed by the Chief Executive Officer of the Company and containing the representation and warranty of each of them that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6 and 6.8 have been duly satisfied (the "Company Closing Certificate").

     6.6 Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on the Company, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on the Company.

     6.7 HSR Act. The waiting period applicable to the consummation of the exercise of the PPD Call, as such term is defined in the Company's Investor Rights Agreement, under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between PPD and the Federal Trade Commission or the Department of Justice pursuant to which PPD has agreed not to consummate the exercise of the PPD Call for any period of time; any similar waiting period applicable to the Merger or the exercise of the PPD Call under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation in connection with the Merger or the exercise of the PPD call shall have been obtained.

     6.8 FIRPTA Compliance. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.12.

     6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.10 No Legal Proceedings. No Person shall have commenced or threatened to commence any Legal Proceeding (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation, or (c) claiming to own any capital stock of the Company, or option or other right to acquire capital stock of the Company or any other Acquired Corporation, or right to receive consideration as a result of the Merger.

     6.11 Employees. Parent shall have received assurances reasonably satisfactory to it that none of the individuals identified on Exhibit G shall have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

                                      48.

     6.12 Termination of Certain Agreements. The Company shall have provided Parent with evidence, reasonably satisfactory to Parent, as to the termination of those agreements listed in Section 5.11.

     6.13 Closing of Series C Investment. Parent and PPD shall have closed the acquisition of Parent Series C Preferred Stock by PPD (the "Series C Investment").

     6.14 Amended and Restated Certificate. The Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

     6.15 Company Amended and Restated Certificate. The Company Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

           The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 Accuracy of Representations. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date), and shall be accurate in all material respects as of the Closing as if made at the Closing (except to the extent that such representations and warranties relate to a specific date, in which case such representations and warranties shall be accurate on and as of such specific date); provided, however, that for purposes of determining the accuracy of such representations and warranties for purposes of this Section 7.1, all "Material Adverse Effect," other materiality qualifications and other similar qualifications contained in such representations and warranties shall be disregarded.

     7.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3   Documents. The Company shall have received the following documents:

           (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit T;

           (b) a legal opinion of Heller Ehrman White & McAuliffe LLP (or, if Heller Ehrman White & McAuliffe LLP for any reason does not render such legal opinion, a legal opinion of Cooley Godward LLP), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.6; and

                                      49.

           (c) an Escrow Agreement in the form of Exhibit C, executed by Parent and the Escrow Agent, which Escrow Agreement shall be in full force and effect.

     7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.5 Absence of Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on Parent, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, could reasonably be expected to have a Material Adverse Effect on Parent.

     7.6 HSR Act. The waiting period applicable to the consummation of the exercise of the PPD Call under the HSR Act shall have expired or been terminated, and there shall not be in effect any voluntary agreement between PPD and the Federal Trade Commission or the Department of Justice pursuant to which PPD has agreed not to consummate the exercise of the PPD Call for any period of time; any similar waiting period applicable to the Merger or the exercise of the PPD Call under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation in connection with the Merger or the exercise of the PPD Call shall have been obtained.

     7.7 Amended and Restated Certificate. The Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

     7.8 Director Appointment. The Company shall have received evidence reasonably satisfactory to it that immediately after the Closing, PPD shall have the right to appoint one member of the board of directors of Parent.

     7.9 Company Amended and Restated Certificate. The Company Amended and Restated Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware.

     7.10 Closing of Series C Investment. Parent and PPD shall have closed the Series C Investment.

SECTION 8. Termination

     8.1   Termination Events. This Agreement may be terminated prior to the
Closing:

           (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

                                      50.

           (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

           (c) by Parent if the Closing has not taken place on or before January 15, 2001 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

           (d) by the Company if the Closing has not taken place on or before January 15, 2001 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

           (e) by either Parent or the Company if a Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

           (f) by the mutual consent of Parent and the Company.

     8.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a), Section 8.1(c) or Section 8.1(e), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b), Section 8.1(d) or Section 8.1(e), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3   Effect of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Section 10; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 5.4.

SECTION 9. Indemnification, Etc.

     9.1   Survival of Representations, Etc.

           (a) The representations and warranties made by the parties (including the representations and warranties set forth in Section 2 and Section 3) shall survive until the February 28, 2002 (the "Termination Date"); provided, however, that if, at any time prior to the Termination Date, any Parent Indemnitee or Stockholder Indemnitee (acting in good faith) delivers to the Stockholders' Agent or Parent, as the case may be, a written notice alleging the

                                      51.

existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company, on the one hand, or Parent and Merger Sub, on the other hand, (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved.

          (b) The representations, warranties, covenants and obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

          (c) For purposes of this Agreement, (i) each statement or other item of information set forth in the Company Disclosure Schedule or in any update to the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement and (ii) each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent and Merger Sub in this Agreement.

     9.2  Indemnification.

          (a) Indemnification by Major Stockholders. From and after the Closing (but subject to Section 9.1(a), 9.3 and 9.4), the Major Stockholders, jointly and severally shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages that are suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Company in Section 2 of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty, and without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty made by the Company in Section 2 as if such representation and warranty had been made on and as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (after having given effect to any updates to the Company Disclosure Schedule delivered to Parent prior to the Closing pursuant to
Section 4.3(b), but without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty); (iii) any breach of any covenant or obligation of the Company in this Agreement to be performed prior to the Closing (including, without limitation, the covenants set forth in Sections 4 and 5); (iv) any claim or demand made by the Company's legal counsel, accountants, the Company Financial Advisors or other advisors with respect to fees, costs or expenses payable to them in connection with the transactions contemplated by this Agreement to the extent that such fees, costs and expenses constitute Excess Transaction Expenses and exceed the Excess Transaction Expenses,

                                      52.

if any, used in determining the Parent Share Number in Section 1.5; or (v) any Legal Proceeding relating to (Y) any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above or (Z) any claim or demand of the type referred to in clause "(iv)" above (including with respect to each of clause "(Y)" and clause "(Z)" of this clause "(v)," any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 9).

          (b) Indemnification by Parent. From and after the Closing (but subject to Section 9.1(a), 9.3 and 9.4), Parent shall hold harmless and indemnify each of the Stockholder Indemnitees from and against, and shall compensate and reimburse each of the Stockholder Indemnitees for, any Damages that are suffered or incurred by any of the Stockholder Indemnitees or to which any of the Stockholder Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in Section 3 of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty, and without giving effect to any update to the Parent Disclosure delivered by Parent to the Company prior to the Closing); (ii) any inaccuracy in or breach of any representation or warranty made by Parent and Merger Sub in
Section 3 as if such representation and warranty had been made on and as of the Closing Date (except for such representations and warranties that address matters only as of a particular time, which need only be accurate as of such time) (after having given effect to any updates to the Parent Disclosure Schedule delivered to the Company prior to the Closing pursuant to Section 4.4(b), but without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly in such representation or warranty); (iii) any breach of any covenant or obligation of Parent or Merger Sub in this Agreement to be performed prior to the Closing (including, without limitation, the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Stockholder Indemnitee for the purpose of enforcing any of its rights under this Section 9).

     9.3 Deductible. The Major Stockholders, on the one hand, and Parent, on the other hand, shall not be required to make any indemnification payment pursuant to Section 9.2(a) or Section 9.2(b), as the case may be, for any inaccuracy in or breach of any of (a) the Company's representations and warranties set forth in this Agreement (in the case of the Major Stockholders) or (b) Parent and Merger Sub's representations and warranties in this Agreement (in the case of Parent) until such time as the total amount of all Damages (including, without limitation, the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnitees or the Stockholder Indemnitees, as the case may be, or to which any one or more of the Parent Indemnitees or the Stockholder Indemnitees, as the case may be, has or have otherwise become subject, exceeds $500,000 in the aggregate. If the total amount of such Damages exceeds $500,000, then the Parent Indemnitees or the Stockholder Indemnitees, as the case may be, shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages that exceeds $500,000. Notwithstanding the preceding sentence, no individual claim or series of

                                      53.

related claims for indemnification under this Section 9 may be asserted unless it is (or they are) for an amount in excess of $15,000.

     9.4  Exclusive Remedy for Monetary Damages.

          (a) From and after the Closing, the total aggregate liability of the Major Stockholders for Damages arising under Section 9.2(a) shall not exceed the Escrow Fund. From and after the Closing, the total aggregate liability of Parent for Damages arising under Section 9.2(b) shall not exceed a cash amount equal to the aggregate value (as of the Closing Date) of the Parent Capital Stock held in the Escrow Fund.

          (b) Nothing in this Section 9.4 or elsewhere in this Agreement shall affect the parties' rights to specific performance or other equitable remedies with respect to the covenants referred to in this Agreement to be performed after the Closing.

          (c) In the absence of fraud or intentional misconduct, from and after the Closing, this Section 9 sets forth the exclusive remedy for monetary Damages owing from the Indemnitors to the Indemnitees that arise from the matters described in Section 9.2.

     9.5  No Contribution.

No stockholder of the Company shall have any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement.

     9.6 Interest. If the Major Stockholders, on the one hand, or Parent, on the other hand, are required to hold harmless, indemnify, compensate or reimburse any Parent Indemnitee or Stockholder Indemnitee, as the case may be, pursuant to this Section 9 with respect to any Damages, then the Major Stockholders or Parent, as the case may be, shall also be liable to such Parent Indemnitee or Stockholder Indemitee, as the case may be, for interest on the amount of such Damages (for the period commencing as of the date on which such the Major Stockholders or Parent, as the case may be, first received notice of a claim for recovery by such Parent Indemnitee or Stockholder Indemnitee, as the case may be, and ending on the date on which the liability of the Major Stockholders or Parent, as the case may be, to is fully satisfied) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.7 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Major Stockholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Major Stockholders;

                                      54.

            (b) each Major Stockholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

            (c) Parent shall not have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Stockholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Stockholders' Agent shall not limit any of the obligations of the Major Stockholder under this
Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

     9.8 Exercise of Remedies by Parent Indemnitees Other Than Parent. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. Miscellaneous Provisions

     10.1 Stockholders' Agents. By virtue of their adoption of this Agreement and approval of the transactions contemplated hereby, the stockholders of the Company hereby irrevocably appoint Bill Newell and Fred Davenport as their joint agents for purposes of Section 9 (the "Stockholders' Agents"), and Bill Newell and Fred Davenport hereby accept their appointment as the Stockholders' Agents. Parent shall be entitled to deal exclusively with the Stockholders' Agents on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Merger Stockholder by both of the Stockholders' Agents, and on any other action taken or purported to be taken on behalf of any Merger Stockholder by the Stockholders' Agents, as fully binding upon such stockholder. If one of the Stockholders' Agents shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Merger Stockholders, then the Merger Stockholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become a "Stockholders' Agents" for purposes of Section 9 and this Section 10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agents shall be deemed to refer to the Merger Stockholders.

     10.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     10.3 Fees and Expenses. Subject to Section 9.2(a), each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees, costs and expenses and

                                      55.

accounting fees, costs and expenses) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement.

     10.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

            if to Parent:

            DNA Sciences, Inc.
            2375 Garcia Avenue
            Mountain View, CA. 94043
            Attention:
            Phone: (650)
            Fax: (650)

            with a copy to:

            Cooley Godward LLP
            3000 El Camino Real
            5 Palo Alto Square
            Palo Alto, CA 94306
            Attention: Robert L. Jones
            Phone: (650) 843-5000
            Fax: (650) 849-7400

            if to the Company:

            PPGx, Inc.
            11099 North Torrey Pines Road
            La Jolla, CA 92037
            Attention: Josh Baker
            Phone: (919) 463-6702
            Fax: (919) 379-6029

            with a copy to:

            Heller Ehrman White & McAuliffe LLP

                                      56.

            4250 Executive Square, 7/th/ Floor
            La Jolla, CA 92037
            Attention: Stephen C. Ferruolo
            Phone: (858) 450-8430
            Fax: (858) 450-8499


            if to the Stockholders' Agents:

            Fred Davenport
            Pharmaceutical Product Development, Inc.
            3151 South 17/th/ Street
            Wilmington, NC 28412
            Phone: (910) 251-0081
            Fax: (910) 772-6951

            Bill Newell
            Axys Pharmaceuticals, Inc.
            180 Kimball Way
            South San Francisco, CA 94080
            Phone: (650) 829-1000
            Fax: (650) 829-1001

     10.6 Confidentiality. Without limiting the generality of anything contained in Section 5.6, on and at all times after the Closing Date, each party to this Agreement shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in such stockholder's possession that relates to the business of the Company or Parent.

     10.7   Time of the Essence. Time is of the essence of this Agreement.

     10.8 Headings. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.10 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

     10.11 Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns (if any), Parent and its successors and assigns (if any), and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company, the Company's stockholders (to the extent set forth in Section 1.5) and the

                                      57.

Stockholder Indemnitees (to the extent set forth in Section 9), the holders of assumed Company Options (to the extent set forth in Section 1.6), Parent, Merger Sub, the other Parent Indemnitees (subject to Section 9.6), and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under Section 9, in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     10.13  Waiver.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     10.17 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and

                                      58.

thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Confidentiality and Non-Disclosure Agreement executed on behalf of Parent and the Company on September 6, 2000 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Confidentiality and Nondisclosure Agreement is terminated in accordance with its terms.

     10.18  Construction.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                                      59.

     The parties hereto have caused this Agreement to be executed and delivered as of December 17, 2000.

                                  DNA Sciences, Inc.,
                                   a Delaware corporation

                            By: /s/ Steve B. Lehrer                       (SEAL)
                                -----------------------------------------
                             Name: Steve B. Lehrer                          .
                                   --------------------------------------
                             Title: Chief Business Officer                  .
                                    -------------------------------------




                                  PIPO Acquisition Corp.,
                                   a Delaware corporation

                            By: /s/ Steve B. Lehrer                       (SEAL)
                             --------------------------------------------
                             Name: Steve B. Lehrer                          .
                                   --------------------------------------
                             Title: President & Chief Executive Officer     .
                             --------------------------------------------



                                  PPGx, Inc.,
                                   a Delaware corporation

                            By: /s/ Joshua S. Baker                       (SEAL)
                                -----------------------------------------
                             Name: Joshua S. Baker                          .
                                   --------------------------------------
                             Title: President                               .
                                    -------------------------------------

                                      60.

                                   EXHIBITS

Exhibit A   -   Certain definitions

Exhibit B   -   Form of Voting Agreement

Exhibit C   -   Form of Escrow Agreement

Exhibit D   -   Form of Amended and Restated Certificate

Exhibit E   -   Forms of tax representation letters

Exhibit F   -   Form of Noncompetition Agreement

Exhibit G   -   Persons to Execute Offer Letters

Exhibit H   -   Form of Offer Letter

Exhibit I   -   Form of Release

Exhibit J   -   Form of Underwriter Lockup Agreement

Exhibit K   -   Form of Amended and Restated Distributor Agreement

Exhibit L   -   Form of Amended and Restated Technology Transfer Agreement

Exhibit M   -   Form of PPD Clarification Letter

Exhibit N   -   Form of PPD Real Property Indemnity Letter

Exhibit O   -   Form of Axys Covenant Not to Sue

Exhibit P   -   Form of Axys Assignment Letter

Exhibit Q   -   Form of Amended and Restated Investor Rights Agreement

Exhibit R   -   Form of Amended and Restated Co-Sale Agreement

Exhibit S   -   Form of legal opinion of Heller Ehrman White & McAuliffe LLP

Exhibit T   -   Form of legal opinion of Cooley Godward LLP

                                      1.

                                   EXHIBIT A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquired Corporation Contract. "Acquired Corporation Contract" shall mean any contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     Acquired Corporation Proprietary Asset. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) the sale, license, disposition or acquisition of all or a material portion of the any of the Acquired Corporations' business or assets;

          (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of any of the Acquired Corporations' (other than common stock issued to employees of the Acquired Corporations, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Acquired Corporations' past practices), (ii) any option, call or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the any of the Acquired Corporations (other than stock options granted to employees of the Acquired Corporations in routine transactions in accordance with the Acquired Corporations' past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of any of the Acquired Corporations; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving any of the Acquired Corporations.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

     Company Capital Stock. "Company Capital Stock" shall mean, collectively, the Company Common Stock and the Company Series A Preferred Stock.

     Company Disclosure Schedule. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

                                      1.

     Contract. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Excess Transaction Expenses. "Excess Transaction Expenses" shall mean (A) 50% of the first $400,000 in aggregate fees, costs and expenses payable by the Company to the Company's legal counsel, accountants and other advisors (other than P2 Partners (the "Company Financial Advisor") and incurred in connection with the transactions contemplated by this Agreement, plus (B) 100% of the aggregate fees, costs and expenses payable to the Company's legal counsel, accountants and other advisors (other than the Company Financial Advisor) in excess of $400,000 and incurred in connection with the transactions contemplated by this Agreement, plus (C) all fees, costs and expenses payable by the Company to the Company Financial Advisor and incurred in connection with the transactions contemplated by this Agreement.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority or component of any nature (including any governmental branch, division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees. "Indemnitees" shall mean the Parent Indemnitees and the Stockholder Indemnitees.

                                      2.

     Knowledge. Information shall be deemed "known to" or "to the Knowledge" of the Company if that information is actually known by any of Josh Baker or Jeff Hall or should be known to such individual after reasonable inquiry by such individual. Information shall be deemed "known to" or "to the Knowledge" of Parent if that information is actually known by any officer or director of Parent or should be known to such officer or director after reasonable inquiry by such officer or director.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, publicly available administrative interpretation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A "Material Adverse Effect" on the Acquired Corporations means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, condition, assets, liabilities, operations or financial performance of one or more of the Acquired Corporations. A "Material Adverse Effect" on Parent means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, condition, assets, liabilities, operations or financial performance of Parent; provided, however, that any adverse change, effect, event, occurrence, state of facts or development affecting Parent's ability to obtain or arrange public or private debt or equity financing on terms acceptable to Parent or otherwise adversely affecting the financial markets in general or the financial markets for the industry sector in which Parent competes shall not be deemed to constitute, nor taken into account in determining whether there has been, a Material Adverse Effect on Parent; provided further however, that any adverse change, effect, event, occurrence, state of facts or development referred to in the preceding proviso will be taken into account in determining whether there has been a Material Adverse Effect on Parent (but will not in and of itself constitute a Material Adverse Effect on Parent) if such adverse change, effect, event, occurrence, state of facts or development resulted from the gross negligence or willful misconduct of Parent or its Representatives and such adverse change, effect, event, occurrence, state of facts or development has resulted in an obligation of Parent to pay money damages in an amount in excess of $300,000.

     Parent Disclosure Schedule. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub.

     Parent Indemnitees. "Parent Indemnitees" shall mean the following Persons:
(a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)"

                                      3.

above; provided, however, that the stockholders of the Company shall not be deemed to be "Parent Indemnitees."

     Parent Preferred Stock. "Parent Preferred Stock" shall mean collectively, the Series A Preferred Stock ($0.001 par value per share) of Parent, the Series B Preferred Stock ($0.001 par value per share) of Parent, the Parent Series C Preferred Stock and the Parent Series D Preferred Stock.

     Parent Series C Preferred Stock. "Parent Series C Preferred Stock" shall mean the Series C Preferred Stock (0.001 par value per share) of Parent.

     Permitted Encumbrance. "Permitted Encumbrance" shall mean any (i) any Encumbrance for Taxes (other than income taxes) either not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Acquired Corporation Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered and (ii) mechanic's, materialmen's, workmen's, warehousemen's and other similar liens incurred in the ordinary course of business with respect to obligations that are not past due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Acquired Corporation Financial Statements in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     Subsidiary. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

     Stockholder Indemnitees. "Stockholder Indemnitees" shall mean the following
Persons: (a) the Merger Stockholders; (b) the Merger Stockholders' current and future affiliates; (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Company shall not be deemed to be a "Stockholder Indemnitee."

                                      4.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                      5.